                                                                    EXHIBIT 11

                FRISCH'S RESTAURANTS, INC. AND SUBSIDIARIES
              COMPUTATION OF PRIMARY NET INCOME PER COMMON SHARE

                       Three years ended May 28, 1995




                                                May 28,        May 29,         May 30,
                                                 1995           1994            1993
                                              ---------      ---------       ---------
Net Income                                   $2,358,371      $5,075,574      $5,391,622
                                             ==========      ==========      ==========
Weighted average number of shares
  outstanding                                 6,618,742       6,622,206 (a)   6,620,502 (a)

Shares issuable on exercise of dilutive
  stock options                                       0               0           8,005 (a)
                                             ----------      ----------       ---------
Number of shares used for computation
  of primary earnings per share               6,618,742       6,622,206       6,628,507
                                             ==========      ==========      ==========
Primary net income per share                      $0.36           $0.77           $0.81
                                             ==========      ==========      ==========

     This calculation is submitted pursuant to SEC Reg. S-K 229.601 (11) although not required by APB Opinion No. 15 because dilution is less than 3%.

(a)  Adjusted retroactively to reflect 4% stock dividends issued December 28, 1993 and December 27, 1994.


                                                                    EXHIBIT 11

                FRISCH'S RESTAURANTS, INC. AND SUBSIDIARIES
      COMPUTATION OF NET INCOME PER COMMON SHARE ASSUMING FULL DILUTION

                       Three years ended May 28, 1995


                                               May 28,        May 29,         May 30,
                                                1995           1994            1993
                                              ---------      ---------       ---------
Net Income                                   $2,358,371     $5,075,574      $5,391,622
                                             ==========     ==========      ==========
Weighted average number of shares
   outstanding                                6,618,742      6,622,206 (a)   6,620,502 (a)

Shares issuable on exercise of dilutive
  stock options                                       0              0          12,487 (a)
                                              ---------      ---------       ---------
Number of shares used for computation
  of fully diluted earnings per share         6,618,742      6,622,206       6,632,989
                                              =========      =========       =========
Fully diluted net income per share                $0.36          $0.77           $0.81
                                              =========      =========       =========

    This calculation is submitted pursuant to SEC Reg. S-K 229.601 (11) although not required by APB Opinion No. 15 because dilution is less than 3%.

(a) Adjusted retroactively to reflect 4% stock dividends issued December 28, 1993 and December 27, 1994.



                                      35